UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2010

Date of Report (Date of earliest event reported)

MARQUEE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33344	77-0642885
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

920 Main Street,

Kansas City, Missouri 64105

(Address, including zip code, of registrant’s

principal executive offices)

(816) 221-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On August 9, 2010, AMC ShowPlace Theatres, Inc., an indirect wholly-owned subsidiary of Marquee Holdings Inc. (the “Company”), announced its intent, subject to market and other conditions, to redeem 6,500,000 common membership units of National CineMedia, LLC (“NCM LLC”) for a like number of shares of National CineMedia, Inc.’s (“NCM Inc.”) common stock and then resell such shares of common stock in a registered underwritten public offering (the “AMC Resale”).  NCM Inc. is the managing member and owner of 38.3% of NCM LLC. AMC ShowPlace Theatres, Inc. and American Multi-Cinema, Inc., also a subsidiary of the Company, intend to grant the underwriters an option for 30 days to purchase up to 812,500 additional shares of NCM Inc. common stock after conversion of 10,209 and 802,291 of NCM LLC common membership units by AMC ShowPlace Theatres, Inc. and American Multi-Cinema, Inc. respectively, to cover over-allotments, if any.

The Company intends to use the net proceeds from the AMC Resale and available cash for general corporate purposes, including repaying indebtedness and to pursue accretive acquisitions as they become available.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 5.07  Submission of Matters to a Vote of Security Holders

On August 6, 2010, the Requisite Stockholder Majority (as defined in the Company’s Certificate of Incorporation) of AMC Entertainment Holdings, Inc. approved the proposed AMC Resale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQUEE HOLDINGS INC.

Date: August 9, 2010	By:	/s/ CRAIG R. RAMSEY
Craig R. Ramsey
Executive Vice President and Chief Financial Officer